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Exhibit 10.39

                            COGNOVIT PROMISSORY NOTE
U.S. $1,200,000.00                                              January __, 2000



         FOR VALUE RECEIVED, the undersigned, WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation ("Maker"), hereby promises to pay to the order of NAVIDEC, INC., a Colorado corporation ("Payee"), the principal sum of One Million Two Hundred Thousand Dollars and no Cents ($1,200,000.00), plus interest at a rate of six percent (6%) per annum, payable in accordance with the terms and conditions set forth herein.

         1.       Payment.

                  (a) The principal amount of this Note, together with all interest accrued thereon, shall be due and payable on March 31, 2000. Interest shall be calculated on the basis of a 365- day year, based on the actual number of days the principal amount of this Note is outstanding.

                  (b) In the event Maker defaults in the payment of the amount evidenced by this Note, Payee may, at its discretion, reset the rate of interest hereunder to ten percent (10%) per annum until such time as the installment is paid in full.

                  (c) Payment shall be made at the Payee's principal place of business, or such other place as the Payee shall have last designated to the Maker in writing.

         2. Prepayment. Maker may prepay this Note in whole or part at any time, or from time to time, without premium or penalty.

         3. Application of Payments. All payments at any time received by Payee hereunder shall be applied first to the payment in full of any costs incurred in the collection of any sum due under this Note, including but not limited to reasonable attorneys' fees, then to the payment in full of the accrued unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

         4. Default. The entire unpaid principal of this Note, together with the interest accrued thereon, shall, at the option of Payee, become immediately due and payable in full to Payee upon the occurrence of any of the following events:

                  (a) Maker fails to make payment of this Note in full on the date due and payable; or

                  (b) Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below)

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors; or


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                  (c)      A court of competent jurisdiction enters an order or
         decree (which order or decree remains unstayed and in effect for 90 days) under any Bankruptcy Law that:

                           (i) is an order for relief against Maker in an involuntary case, or

                           (ii) appoints a Custodian of Maker or for all or substantially all of his or its property; or

                  (d) Any material portion of Maker's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer.

         The term "Bankruptcy Law" means Title 7, 11 or 13, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         5. Severability. In the event that any one or more provisions of this Note are unenforceable or invalid under any federal, state or other applicable law, such unenforceability or invalidity shall not render any other of the provisions hereof unenforceable or invalid, but in any such event this Note shall be construed in all respects as if such unenforceable or invalid provisions were omitted herefrom.

         6. Collection. If this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, Maker shall pay to Payee reasonable attorneys' fees, courts costs and all other costs and expenses incurred in collecting, or attempting to collect, this Note, to the extent the same is legally allowed by law. The failure of Payee to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

         7. Notice. Any notice required by any provision hereof shall be deemed to have been given upon being placed in the United States mail sent registered or certified mail, return receipt requested, postage prepaid, to the recipient's principal place of business or such other address as may be designated in writing by Payee or Maker, as the case may be.

         8. Binding Effect. This Note shall be binding upon Maker and its successors and assigns.

         9. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Washington.

         10. Confession of Judgment. The Maker authorizes any attorney-at-law at any time or times after the maturity hereof to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.



                                     WESTAR FINANCIAL SERVICES INCORPORATED


                                     _______________________________  By:
                                     Its:


         The undersigned, R.W. Christensen, Jr., hereby guarantees payment of the foregoing Cognovit Promissory Note.


                                                     ---------------------------
                                                     R.W. Christensen, Jr.


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